UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

June 17, 2026	000-51254
Date of Report (Date of earliest event reported)	Commission File Number

PARKS! AMERICA, INC.

(Exact name of registrant as specified in its charter)

Nevada	91-0626756
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

1300 Oak Grove Road

Pine Mountain, GA 31822

(Address of Principal Executive Offices) (Zip Code)

(706) 663-8744

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PRKA	OTCQX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

The Company is filing this amendment solely to remove the language related to the accounting treatment of the Promissory Note Rate Conversion Agreement after reassessment and to correct the entity name of Focused Compounding Fund, L.P. incorrectly reported as Focus Compounding Fund, LC.

Item 1.01. Entry into a Material Definitive Agreement.

On June 17, 2026, Aggieland-Parks, Inc., a wholly owned subsidiary of Parks! America, Inc., completed a refinancing transaction (“2026 Refinancing”) with Cendera Bank. The 2026 Refinancing is the First Modification of the Term Loan Agreement dated September 30, 2024 between Aggieland-Parks, Inc. and Cendera Bank, N.A., predecessor to Cendera Bank (the “2026 Term Loan”).

The 2026 Term Loan has a principal balance of $2.33 million and will mature on June 1, 2033. The 2026 Term Loan has a term of seven years, with a 25-year amortization, and a ballon payment of the outstanding principal balance due on June 1, 2033. The initial monthly loan payment is estimated to be $16,561.

The applicable interest rate of the 2026 Term Loan is based on an adjusted rate equal to the Chicago Mercantile Exchange (“CME”) 1-month term Secured Overnight Financing Rate (“SOFR”) plus 2.70%. The CME 1-month term SOFR was 3.64% as of June 17, 2026 providing an initial interest rate of 6.34%. Concurrently, Aggieland-Parks, Inc. entered into a Promissory Note Rate Conversion Agreement with third-party provider, SouthState Bank, N.A., doing business as ARC Fixed Rate Provider. The Promissory Note Rate Conversion Agreement is coterminous with the 2026 Term Loan and effectively converts the variable adjusted rate interest payments into a fixed rate obligation, resulting in a fixed interest rate of 6.99% over the term of the loan.

Aggieland-Parks, Inc. paid approximately $14,900 in fees and expenses in connection with the 2026 Term Loan.

The 2026 Term Loan is secured by substantially all the Aggieland-Parks, Inc assets. Pursuant the Guaranty Agreement, the 2026 Term Loan is guaranteed by the parent company, Parks! America, Inc. The 2026 Refinancing removes the requirement of the cash collateral reserve of $2.5 million established by Focused Compounding Fund, L.P. with Cendera Bank included in the original Term Loan Agreement dated September 30, 2024.

The Guaranty Agreement and First Modification of Loan Agreement are subject to certain financial covenants including that, Parks! America, Inc., as guarantor, and Aggieland Parks, Inc., as borrower, independently maintain a minimum Debt Service Coverage Ratio of at least 1.20 to 1.00 on a trailing twelve-month basis. Both the Guaranty Agreement and First Modification of Loan Agreement contain certain affirmative covenants, including, among other things, reporting requirements such as delivery of financial statements, federal or state income tax filings and such other reports.

The 2026 Term Loan includes customary events of default including non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations or warranties, cross default to certain other material indebtedness, bankruptcy and insolvency events, invalidity or impairment of guarantees or security interests.

The foregoing description of the 2026 Term Loan is only a summary of the material terms thereof, does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated Promissory Note, Exhibit A to Promissory Note Rate Conversion Agreement. Guaranty Agreement and the Annex 1 to First Modification of Loan Documents, filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Amended and Restated Promissory Note, dated June 17, 2026, between Aggieland-Parks, Inc. and Cendera Bank.

10.2	Exhibit A to Promissory Note Rate Conversion Agreement, dated June 17, 2026, between ARC Fixed Rate Provider and Aggieland Parks, Inc.

10.3	Guaranty (Payment and Performance) Agreement, dated June 17, 2026, between Parks! America, Inc. and Cendera Bank.

10.4	Annex I to First Modification of Loan Agreement between Aggieland-Parks, Inc. and Cendera Bank.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2026

PARKS! AMERICA, INC.

By:	/s/ Rebecca S. McGraw
Name:	Rebecca S. McGraw
Title:	Chief Financial Officer

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